UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2023

Farmers and Merchants Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55756	81-3605835
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

4510 Lower Beckleysville Road, Suite H, Hampstead, MD		21074
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 374-1510

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	and (b) Voting Results.

At the annual meeting of stockholders of Farmers and Merchants Bancshares, Inc. (the “Company”) held on April 25, 2023, the stockholders voted on the two proposals set forth below. These proposals were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below.

Proposal 1 – Election of three nominees to serve on the Company’s Board of Directors until the earlier of (a) 2027 annual meeting of stockholders and until their successors are duly elected and qualified, (b) he or she is removed in accordance with the Amended and Restated Bylaws (the “Bylaws”), and (c) the time that he or she fails to qualify to serve as a director as provided in the Bylaws:

	For	Withheld	Broker Non-Votes
Roger D. Cassell	1,623,305	104,489	243,534
Paul F. Wooden, Jr.	1,656,817	70,977	243,534
Gary A. Harris	1,724,729	3,065	243,534

Proposal 2 – Ratification of the Appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for 2023:

For	Against	Abstain	Broker Non-Votes
1,961,663	8,833	832	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS AND MERCHANTS BANCSHARES, INC.

Dated: April 26, 2023	By:	/s/ Gary A. Harris
Gary A. Harris
President & CEO